EXHIBIT 10.1

                              SETTLEMENT AGREEMENT



     THIS AGREEMENT is made and entered as of July 13, 2000 (the "Agreement"), by and between Sun Healthcare Group, Inc., a Delaware corporation (the
"Company"), and Andrew L. Turner ("Employee"). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 12 hereto.

     WHEREAS, Employee is Chairman of the Board of Directors and Chief Executive Officer of the Company;

     WHEREAS, Employee and the Company are parties to the Employment Agreement and the Pre-Petition Indemnity Agreement;

     WHEREAS, Employee is an insured under the Policy;

     WHEREAS, on October 14, 1999, the Company and certain of its affiliates and subsidiaries commenced cases under title 11 of the United States Code by filing petitions with the Bankruptcy Court and continue to operate their businesses as debtors and debtors in possession;

     WHEREAS, Employee is a "Key Executive" as defined in the Retention Program;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Employee do hereby covenant and agree as follows:

     Section 1. Effectiveness and Termination. The provisions of this Section shall become effective at the time both the Employee and the Company shall have executed this Agreement. The remaining sections of this Agreement shall become effective on the date that all of the following conditions have been satisfied:
(i) Employee and the Company shall have entered into the Expense Indemnification Agreement in the form attached hereto as Exhibit A (the "Expense Indemnification Agreement"), (ii) the Company shall have purchased (and paid the premium applicable to) an extension of the discovery period described in Clause 10 of the Policy for a period of 10 years, and (iii) the Bankruptcy Court shall have entered an order approving the execution of this Agreement and the Expense Indemnification Agreement by the Company, and such order shall no longer be subject to appeal.

     Section 2. Termination of the Employment Agreement and Resignation. Employee and the Company hereby terminate the Employment Agreement and the Pre-Petition Indemnity Agreement and all obligations of both parties thereunder and Employee hereby resigns as Chairman and a member of the Board of Directors and Chief Executive Officer of the Company, and from all other positions and employment with the Company.

     Section 3. Waiver of Rights Under Retention Program. Employee hereby waives any and all of his rights under the Retention Program.

     Section 4. Health Benefits Employee and his eligible dependents shall have the right to elect continued medical, dental, and health coverage in accordance with Part 6 of Title I of the Employment Retirement Income Security Act of 1974, as amended.

     Section 5. Indemnification for Lease Guaranty. The Company hereby indemnifies and agrees to reimburse Employee for any and all amounts paid by Employee pursuant to his personal guaranty of the Beverly Lease pursuant to Paragraph IX of the First Assignment Agreement (as such term is defined in the definition of "Beverly Lease" set forth in Section 12 hereof).

     Section 6. Confidentiality and Exclusive Property.

          (a) Employee hereby agrees that he shall not at any time, except with the prior written consent of the Board of Directors, directly or indirectly disclose to any person Confidential Information that Employee may learn or has learned by reason of his association with the Company.

          (b) Employee hereby confirms that all Confidential Information is and shall remain the exclusive property of the Company. All business records, papers, and documents kept or made by Employee or Employee's counsel relating to the business of the Company (and which constitute Confidential Information) shall be and remain the property of the Company. Within thirty
     (30) days following the Effective Date, Employee shall deliver to the Company and shall not, without the consent of the Board of Directors, retain copies of any documents, records or papers which constitute Confidential Information.

          (c) Notwithstanding the foregoing, (i) subsections (a) and (b) shall not apply to Confidential Information that relates to Employee in his individual capacity (including, but not limited to, agreements with respect to which Employee is a party in his individual capacity, and tax, accounting and other documents or records relating to Employee's status, compensation or benefits); (ii) subject to the provisions of this subsection (c), subsection (a) shall not apply to any Confidential Information legally required to be disclosed in any judicial or regulatory proceeding; and (iii) subject to the provisions of this subsection (c), subsection (a) shall not limit Employee's ability to respond to any judicial or investigative proceeding.

          (d) In the event Employee is compelled to disclose Confidential Information, he shall notify the Company promptly to enable the Company to seek an appropriate protective order. If the Company seeks but is unable to obtain a protective order, Employee may disclose that portion of the Confidential Information that Employee is advised by counsel to disclose. In any event, Employee agrees not to oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. In the event Employee determines that it is necessary to disclose Confidential Information in response to a judicial or investigative proceeding, Employee shall use his best efforts to maintain the confidentiality of such Confidential Information, for example, by seeking a confidentiality agreement or stipulation, or by filing such Confidential Information under seal.

          (e) Without intending to limit the remedies available to the Company, Employee acknowledges that a breach of any of the covenants contained in this Section may result in material irreparable injury to the Company for which there is no adequate remedy at law; that it shall not be possible to measure damages for such injuries precisely; and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities in violation of this Section or such other relief as may be required to specifically enforce any of the covenants in this Section.

     Section 7. Mutual Releases. Employee hereby forever releases and discharges the Company Entities and the Company, on behalf of the Company Entities, hereby forever releases and discharges Employee from any and all grievances, claims, demands, causes of action, fees, and liabilities of any kind whatsoever (based upon any legal or equitable theory, whether contractual, common law, statutory, federal, state, local, or otherwise), whether known or unknown, which the Employee, on the one hand, or the Company Entities, on the other hand, ever had, now have, or hereafter may have against each other arising out of or in any way related to any act, omission, transaction, conduct, occurrence, or other matter occurring up to and including the Effective Date, including, but not limited to, any claims arising out of the terms and conditions of Employee's employment with the Company, the Employment Agreement, and the Indemnity Agreement; except, (i) retirement benefits accrued and vested prior to the Effective Date, (ii) documented, accrued, and unpaid wages and benefits owing for the period through the Effective Date, and (iii) the benefits specifically provided by this Agreement and the Expense Indemnification Agreement.

     Section 8. Non-Disparagement. For the two-year period commencing on the Effective Date:

          (a) Employee will not make any public statements which are intended or would reasonably be expected to harm any of the Company Entities, damage or otherwise diminish their reputation, or lead to unwanted or unfavorable publicity to the Company or any of the Company Entities.

          (b) No officer, director, employee or representative of the Company or any Company Entity will make any public statements which are intended or would reasonably be expected to harm Employee, damage or otherwise diminish his reputation, or lead to unwanted or unfavorable publicity to Employee.

     Section 9. Press Releases and Media Inquiries. Upon filing of this Agreement with the Bankruptcy Court the Company shall issue the press release in the form attached hereto as Exhibit B. The Company will not issue any further press release or respond to any media inquiry regarding the resignation of Employee from the Company, or the termination of Employee's services with the Company, without the prior written approval of Employee as to the manner and content of such press release or media response.

     Section 10. Corporate Authority. The Company has all requisite corporate authority to enter into this Agreement and the Expense Indemnification Agreement, and to fulfill its obligations hereunder and thereunder. The undersigned is duly authorized to execute this Agreement and the Expense Indemnification Agreement for and on behalf of the Company.

     Section 11. Future Cooperation.

          (a) Employee agrees to fully and completely cooperate with the Company, its affiliated entities, attorneys, agents, employees, officers, directors and successors with respect to any claims, actions, investigations, or litigation that is currently pending or is hereafter asserted against the Company by third parties. Such cooperation shall include Employee making himself available to the Company or the Company's attorneys at reasonable times and places for interviews, reviewing documents, testifying in depositions or at legal or administrative proceedings; and providing input with regard to any defense or claims that the Company might raise or assert. If Employee is contacted by any person who has pending or is seeking to initiate a claim against the Company, Employee agrees to immediately contact the Company's legal department at
     (505) 821-3355.

          (b) The Company agrees to fully and completely cooperate with Employee and his attorneys or agents with respect to any claims, actions, investigations, or litigation that is currently pending or is hereafter asserted against Employee by third parties. Such cooperation shall include representatives of the Company being made available to Employee or his attorneys at reasonable times and places for interviews, reviewing documents, testifying in depositions or at legal or administrative proceedings. If the Company is contacted by any person who has pending or is seeking to initiate a claim against Employee, the Company agrees to immediately contact Employee.

     Section 12. Definitions.

          (a) "Board of Directors" means the board of directors of the Company.

          (b) "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware in the jointly administered chapter 11 bankruptcy cases captioned In re Sun Healthcare Group, et. Al., 99-03657 (MFW).

          (c) "Beverly Lease" means The Lease, dated January 1, 1987, between Beverly Investment Properties, Inc., as lessor, and Beverly Enterprises-Connecticut, Inc., as Lessee with respect to the 126-bed long-term care facility now known as The Rehabilitation and Health Care Center of Litchfield Hills, located at 225 Wyoming Avenue, Torrington, CT 06790 (the "Lease"), which Lease was assigned by Assignment and Assumption of Lease with Consent of Lessor, dated November 1, 1990, among Beverly Enterprises-Connecticut, Inc., as Assignor, and Turner Enterprises, Inc., as Assignee, Andy Turner and Nora Turner, husband and wife, as Guarantors, Harvey J. Angell and Zev Karkomi, as Special Guarantors, and Nationwide Health Properties, Inc., formerly known as Beverly Investment Properties, Inc., as Lessor (the "First Assignment Agreement"); and which Lease was further assigned y Assignment and Assumption Agreement dated January 1, 1994 between Turner Enterprises, Inc., as Assignor, and Sunrise Healthcare Corporation (now known as SunBridge Healthcare Corporation), as Assignee, which assignment was consented to by Beverly Enterprises-Connecticut, Inc., by Consent to Assignment dated December 22, 1993 (the "Second Assignment Agreement").

          (d) "Company" means Sun Healthcare Group, Inc.

          (e) "Company Entities" means (i) the Company, (ii) subsidiaries of the Company, and (iii) any entities which are affiliated or related to the Company and with respect to which the Company exercises control, and (iv) with respect to the entities set forth in clauses (i) through (iii) of this
     Section 12(d), their respective predecessors, successors, assigns, and employee benefit plans, and their respective past, present, or future officers, directors, shareholders, employees, trustees, fiduciaries, administrators, agents, or representatives.

          (f) "Confidential Information" means any information not previously disclosed to the public or to the trade with respect to the Company's services, products, facilities, methods, trade secrets and other intellectual property systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's services or products), business plans, prospects or opportunities.

          (g) "Effective Date" means the date on which all the provisions of this Agreement become effective, as specified in Section 1.

          (h) "Employee" means Andrew L. Turner.

          (i) "Employment Agreement" means that certain Employment Agreement, dated June 2, 1998, between the Company and Employee.

          (j) "Policy" means that certain insurance policy for the benefit of the Company and certain other insureds, issued by National Union Fire Insurance Company of Pittsburgh, Pennsylvania (Policy No. 861-27-95) and the endorsements thereto.

          (k) "Pre-Petition Indemnity Agreement" means that certain Indemnity Agreement, entered into as of July 3, 1996, between Employee and the Company, pursuant to which Employee is entitled to indemnification and advancement of legal expenses as provided herein.

          (l) "Retention Program" means the employee retention program specified in the Motion of the Debtors for an Order Approving and Authorizing the Establishment of an Employee Retention Program for Key Employees, which was approved by the Bankruptcy Court on December 15, 1999.

     Section 13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever
(i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Section 14. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same
Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     Section 15. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     Section 16. Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     Section 17. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) on the date such notice is delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or
(ii) on the third business day after such notice shall have been mailed by certified or registered mail with postage prepaid at the following addresses:

          (a) If to Employee:

              Andrew L. Turner
              9 Sandia Heights Drive
              Albuquerque, NM 87122

          (b) If to the Company:

              Sun Healthcare Group, Inc.
              Attn:  General Counsel
              101 Sun Lane N.E.
              Albuquerque, NM  87109


or to such other address as may have been furnished for such purpose and in the manner provided in this Section to Employee by the Company or to the Company by Employee, as the case may be.

     Section 18. Governing Law/Consent to Jurisdiction. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflict of laws. The Company and Employee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware, including the Bankruptcy Court, for all purposes in connection with any action, suit, or proceeding which arises out of or relates to this Agreement.

     Section 19. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                    SUN HEALTHCARE GROUP, INC.
                                    a Delaware corporation



                                    By:  /s/ James R. Tolbert
                                         --------------------
                                         Director



                                    EMPLOYEE


                                    /s/ Andrew l. Turner
                                    --------------------

                                                                    EXHIBIT 10.2



                        EXPENSE INDEMNIFICATION AGREEMENT



     THIS EXPENSE INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered as of the 13th day of July, 2000, by and between Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), and Andrew L. Turner ("Beneficiary"). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 13 hereto.

     WHEREAS, Beneficiary is Chairman of the Board and Chief Executive Officer of the Company;

     WHEREAS,   Beneficiary  and  the  Company  are  parties  to  an  employment agreement, dated June 2, 1998;

     WHEREAS, Beneficiary and the Company are parties to an Indemnity Agreement, entered into as of July 3, 1996, pursuant to which Beneficiary is entitled to indemnification and advancement of legal expenses as provided therein;

     WHEREAS, Beneficiary is an insured under a certain policy which provides liability insurance for officers and directors of the Company (the "Policy");

     WHEREAS, on October 14, 1999, the Company and certain of its affiliates and subsidiaries commenced cases captioned In re Sun Healthcare Group, et al., 99-03657 (MFW) under title 11 of the United States Code by filing petitions with the United States Bankruptcy Court for the District of Delaware, and continue to operate their businesses as debtors and debtors in possession;

     WHEREAS, Beneficiary is a "Key Executive" as defined in the Motion of the Debtors for an Order Approving and Authorizing the Establishment of an Employee Retention Program for Key Employees, which was approved by the United States Bankruptcy Court for the District of Delaware on December 15, 1999;

     WHEREAS, Beneficiary and the Company have entered into that certain Settlement Agreement, dated as of the date hereof, which, among other things, terminates Beneficiary's services with the Company and requires the parties hereto to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Beneficiary do hereby covenant and agree as follows:

     Section 1. Effectiveness and Termination. This Agreement shall become effective and enforceable against the parties hereto on the Effective Date. This Agreement shall continue until and terminate upon the tenth anniversary of the Effective Date. This Agreement shall be binding upon the Company and its successors and assigns and shall survive the death, disability, or incapacity of the Beneficiary or the termination of the Beneficiary's service as a director or officer of the Company and shall inure to the benefit of Beneficiary and his heirs, executors, and administrators.

     Section 2. Indemnification of Expenses. Subject to the limitations identified in Sections 3 and 11, and the procedure and determination specified in Section 6, Beneficiary shall be entitled to be indemnified by the Company against all Expenses actually and reasonably incurred by Beneficiary if, in connection with or by reason of an Indemnification Event, Beneficiary (i) is or is being threatened to be made a party to any threatened, pending, or completed Proceeding and (ii) either (A) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful, or (B) otherwise complied with the standard of conduct required for indemnification by Delaware law, as in effect from time to time. In addition, Beneficiary shall be entitled to be indemnified by the Company against all Expenses actually and reasonably incurred by Beneficiary if, by reason of an Indemnification Event, Beneficiary is a witness (by deposition, at trial or otherwise), is interviewed, or produces documents (whether or not subpoenaed) in a Proceeding with respect to which Beneficiary is not a party.

     Section 3. Limitation on Aggregate Expenses. The aggregate amount of Expenses the Company is obligated to advance or reimburse to Beneficiary pursuant to this Agreement, in addition to Expenses for which the Company is paid or reimbursed under the Policy, shall not exceed $5,000,000 less the Aggregate Expenses.

     Section 4 Insurance Policy. As a condition precedent to the effectiveness of this Agreement, the Company shall have (i) prepaid all applicable premiums on the Policy for the policy period that is in effect on the Effective Date, and
(ii) purchased an extension (including payment of the premium applicable thereto) of the discovery period described in Clause 10 of the Policy for a period of ten years.

     Section 5. Advancement of Expenses and Undertaking to Repay.

     (a) Within twenty business days after delivery by Beneficiary to the Company of a properly completed Certificate of Indemnification in the form attached hereto as Exhibit A (a Certificate of Indemnification), the Company shall advance to Beneficiary the amount of Expenses specified in such Certificate. A properly completed Certificate of Indemnification shall reasonably evidence the Expenses incurred by Beneficiary and shall include a written undertaking (which shall be accepted by or on behalf of the Company without reference to the financial ability of Beneficiary to make repayment, and without the pledging of any security by Beneficiary to make repayment) by or on behalf of Beneficiary to repay any Expenses advanced if, as, and when it shall ultimately be determined that Beneficiary is not entitled to be indemnified against such Expenses.

     (b) No determination under Section 6 as to Beneficiary's entitlement to indemnification shall be made in connection with the advancement of Expenses under this Section until (i) the settlement or final adjudication of a civil Proceeding for which Beneficiary has requested indemnification, (ii) the settlement of or conviction in a criminal Proceeding for which Beneficiary has requested indemnification, (iii) notification to Beneficiary that a civil or criminal investigation for which Beneficiary has requested indemnification has been completed or discontinued, or (iv) the conclusion of any other matter for which Beneficiary has requested indemnification. To the extent that a determination is made pursuant to Section 6 hereof that Beneficiary was not entitled to indemnification for certain Expenses advanced to Beneficiary under
Section 5(a), Beneficiary shall (subject to the exercise of Beneficiary's rights under Section 8 hereof) repay such Expenses to the Company without interest.

     Section 6. Determination of Entitlement to Indemnification.

          (a) Upon the receipt by the Company of a Certificate of Indemnification, the Secretary of the Company shall promptly advise the Board of Directors in writing that Beneficiary has requested indemnification of Expenses hereunder.

          (b) Except with  respect to Expenses  advanced  to  Beneficiary  under
     Section 5 hereof, upon the receipt by the Company of a Certificate of Indemnification, a determination with respect to Beneficiary's entitlement to indemnification of Expenses shall be made as soon as possible.

               (i) Subject to subsection (b)(ii) hereof, if a Change in Control shall have occurred, or if a Change of Control has not occurred but Beneficiary so elects, the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Beneficiary.

               (ii) If a Change of Control has not occurred, or if a Change of Control has occurred but Beneficiary so elects, the determination shall be made (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, provided, however, that if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Beneficiary, or (B) by the stockholders of the Company.

               (iii) Beneficiary shall cooperate with the person, persons, or entity making such determination, including providing to such person, persons, or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Beneficiary and reasonably necessary to such determination.

          (c) If it is determined in accordance with subsection (b) that Beneficiary is entitled to indemnification, payment to Beneficiary shall be made within twenty business days after such determination (unless such payment shall already have been advanced to Beneficiary pursuant to Section 5 hereof).

          (d) In the event the determination of entitlement to indemnification against Expenses is to be made by Independent Counsel pursuant to this
     Section 6, the Independent Counsel shall be selected as follows. If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Beneficiary advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Beneficiary (unless Beneficiary shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Beneficiary shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Beneficiary or the Company, as the case may be, may, within ten business days after such written notice of selection shall have been given, deliver to the Company or to Beneficiary, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty business days after submission by Beneficiary of a written request for indemnification pursuant to this Section, no Independent Counsel shall have been selected and not objected to, either the Company or Beneficiary may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Beneficiary to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Section. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Section, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section, including, without limitation, those of Beneficiary, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     Section 7. Presumption and Effect of Certain Proceedings.

          (a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Beneficiary is entitled to indemnification under this Agreement if Beneficiary has submitted a properly completed Certificate of Indemnification. The Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons, or entity of any determination contrary to that presumption.

          (b) The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo-contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Beneficiary to indemnification against Expenses or create a presumption that Beneficiary did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Beneficiary had reasonable cause to believe that his conduct was unlawful.

          (c) Beneficiary's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that Beneficiary reasonably believed to be in or not opposed to the best interests of the Company.

          (d) For purposes of any determination hereunder, Beneficiary shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action was reasonably based on (i) the records or books of account of the Company or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise in the course of their duties, (iv) information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise of which Beneficiary is or was serving at the request of the Company as an officer, director, partner, trustee, employee, or agent. The provisions of this Section shall not be deemed to limit in any way the other circumstances in which Beneficiary may be deemed to have met the applicable standard of conduct for indemnification against Expenses.

     Section 8. Remedies of Beneficiary.

          (a) In the event that: (i) a determination is made pursuant to Section 6 that Beneficiary is not entitled to indemnification against Expenses under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5, (iii) no determination of entitlement to indemnification against Expenses shall have been made within sixty days after receipt by the Company of a properly completed Certificate of Indemnification, (iv) payment of indemnification of Expenses is not made within twenty business days after a determination has been made that Beneficiary is entitled to such indemnification, Beneficiary shall be entitled to request an adjudication in an appropriate court of the State of Delaware of his entitlement to such indemnification or advancement of Expenses. Beneficiary shall commence such proceeding seeking an adjudication within one year following the date on which Beneficiary first has the right to commence such proceeding pursuant to this Section.

          (b) In the event that a determination shall have been made pursuant to
     Section 6 that Beneficiary is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Beneficiary shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section, the Company shall have the burden of proving that Beneficiary is not entitled to indemnification or advancement of Expenses, as the case may be.

          (c) If a determination shall have been made pursuant to Section 6 that Beneficiary is entitled to indemnification against or advancement of Expenses, as the case may be, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section.

          (d) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to the provisions of this Section that procedures and presumptions of this Agreement are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

     Section 9. Costs. It is the intent of the Company that Beneficiary not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Beneficiary hereunder. Accordingly, the Company shall be solely responsible for paying (i) all the costs of making the determination required by
Section 6 hereof, including, but not limited to, the costs of legal counsel, proxy solicitations, and judicial determinations, (ii) any cost or expenses (including attorney fees and disbursements) incurred by Beneficiary in cooperating with the person, persons, or entity making such determination (irrespective of the determination as to the Beneficiary's entitlement to indemnification), (iii) all reasonable expenses incurred by Beneficiary to enforce this Agreement, including, but not limited to, the costs incurred by Beneficiary to obtain court-ordered indemnification pursuant to Section 8, regardless of the outcome of any such application or proceeding (so long as Beneficiary has acted in good faith), and (iv) all costs of defending any suits or investigation or proceedings challenging payments to Beneficiary under this Agreement or challenging the validity of or seeking to declare this Agreement void or unenforceable (so long as Beneficiary has acted in good faith).

     Section 10. Survival of Rights; Insurance; Subrogation.

          (a) To the extent that any change is made to Delaware law (whether by legislative action or judicial decision) that permits any greater right to indemnification and/or advancement of expenses than that provided under this Agreement as of the date hereof, Beneficiary shall be deemed to have such greater right pursuant to this Agreement. No amendment, alteration, or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Beneficiary under this Agreement in respect of any action taken or omitted by such Beneficiary in connection with an Indemnification Event prior to such amendment, alteration, or repeal.

          (b) At the time of the  receipt  of a notice  of a claim  pursuant  to
     Section 6 hereof, the Company shall give prompt notice of the assertion of such claim to the insurer or insurers under the Policy in accordance with the procedures set forth in the Policy. The Company shall thereafter take all necessary or desirable action to cause such insurer or insurers to pay, on behalf of Beneficiary, all amounts payable as a result of such claim in accordance with the terms of the Policy.

          (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Beneficiary, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     Section 11. Limitations to Rights of Indemnification and Advancement of Expenses. Except as otherwise provided in Section 9, Beneficiary shall not be entitled to indemnification against or advancement of Expenses under this
Agreement:

          (a) with respect to any action, suit, or proceeding initiated, brought, or made by Beneficiary against the Company or any other person, unless approved in advance by the Board of Directors;

          (b) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) which have been paid directly to Beneficiary by an insurance carrier under the Policy or any other policy of liability insurance maintained by the Company;

          (c) for expenses or the payment of profits arising from the purchase and sale by Beneficiary of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute;

          (d) if it is determined by final judgment by a court having jurisdiction in the matter that such indemnification against or advancement of Expenses is not lawful; or

          (e) to the extent that Beneficiary has otherwise actually received such payment from any other person.

     Section 12. Mutual Acknowledgement. Both the Company and Beneficiary acknowledge that in certain instances federal law may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Beneficiary acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations.

     Section 13. Definitions. For purposes of this Agreement:

          (a) "Aggregate Expenses" means the aggregate Expenses incurred after the Effective Date by all Eligible Persons which the Company has paid pursuant to an Eligible Agreement.

          (b) "Aggregate Expense  Limitation" means the limitation  specified in
     Section 3 hereof.

          (c) "Beneficiary" means Andrew L. Turner.

          (d) "Board of Directors" means the board of directors of the Company.

          (e) "Change of Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, provided, however, that without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest,
     (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation, or other reorganization as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of consecutive years, other than as a result of an event described in clause (ii) of this definition, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

          (f) "Company" means Sun Healthcare Group, Inc.

          (g) "Disinterested Director" means a director of the Company who is not and was not a party, or threatened to be made a party, to the Proceeding in respect of which indemnification against Expenses is sought by Beneficiary.

          (h) "Effective Date" means the date on which an order entered by the United States Bankruptcy Court for the District of Delaware in the jointly administered bankruptcy case captioned In re Sun Healthcare Group, et al., 99-03657 (MFW) approving this Agreement is no longer subject to appeal.

          (i) "Eligible Person" means an individual, excluding Beneficiary, who is an officer or director of the Company as of the date of this Agreement.

          (j) "Eligible Agreement" means a written agreement by and between the Company and an Eligible Person pursuant which the Company indemnifies or is otherwise obligated to advance or reimburse Expenses incurred by such Person.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l) "Expenses" means all reasonable attorney fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding, together with any and all applicable sales, gross receipts, and similar taxes thereon.

          (m) "Indemnification Event" means any event or occurrence related to Beneficiary's status as a director, officer, employee, agent, or fiduciary of the Company, or Beneficiary's status as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise at the request or on behalf of the Company, and also means anything done or not done by Beneficiary in or related to any such status, service or capacity.

          (n) "Independent Counsel" means a law firm, or member of a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the immediately proceeding five years has been, retained to represent the Company or Beneficiary in any matter material to either such party or any other party to the Proceeding giving rise to a claim for indemnification of Expenses hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person, who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the Company or the Beneficiary in an action to determine Beneficiary's rights under this Agreement.

          (o) "Proceeding" means any action, suit, arbitration, alternative dispute resolution mechanism, inquiry, investigation, administrative hearing, or any other proceeding, whether civil, criminal, administrative, or investigative, whether instituted by the Company or any other party, except one (i) initiated by Beneficiary pursuant to Section 8 to enforce his rights under this Agreement or (ii) initiated by Beneficiary prior to a Change in Control, unless authorized in advance by the Board of Directors of the Company. The term "Proceeding" shall be deemed to include an action in which Beneficiary seeks recovery under the Policy or any other insurance policy maintained by the Company under which Beneficiary is a named insured.

     Section 14. Quarterly Reports to Beneficiary. The Company shall provide to Beneficiary, not later than the fifteenth (15th) day following the last day of each calendar quarter during the period from the Effective Date to the second anniversary of the Effective Date, a written report which specifies (i) the Aggregate Expenses and claims paid under the Policy during such calendar quarter, (ii) the Aggregate Expenses and claims pending under the Policy as of the last day of such calendar quarter, and (iii) the amounts available to Beneficiary under each of the Policy and the Aggregate Expense Limitation as of the last day of such calendar quarter. Following the second anniversary of the Effective Date and for the remaining term of this Agreement, the Company will provide such report to Beneficiary upon request, but not more frequently than once per quarter.

     Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever
(i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

     Section 16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     Section 17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     Section 18. Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     Section 19. Notification of a Proceeding. Beneficiary agrees to notify the Company in writing within a reasonable time after being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification against or advancement of Expenses covered hereunder; provided, however, that the failure by Beneficiary to provide such notice shall not relieve the Company of its obligations under this Agreement unless and to the extent that the Company is prejudiced by such failure.

     Section 20. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) on the date such notice is delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or
(ii) on the third business day after such notice shall have been mailed by certified or registered mail with postage prepaid at the following addresses:

                       (a) If to Beneficiary:

                           Andrew L. Turner
                           9 Sandia Heights Drive
                           Albuquerque, NM 87122

                       (b) If to the Company:

                           Sun Healthcare Group, Inc.
                           Attn:  General Counsel
                           101 Sun Lane N.E.
                           Albuquerque, NM  87109

or to such other addresses as may have been furnished for such purpose and in the manner provided in this Section to Beneficiary or the Company.

     Section 21. Governing Law/Consent to Jurisdiction. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflict of laws. The Company and Beneficiary each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware, including the United

States Bankruptcy Court for the District of Delaware, for all purposes in connection with any action, suit, or proceeding which arises out of or relates to this Agreement.

     Section 22. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                                SUN HEALTHCARE GROUP, INC.
                                a Delaware corporation



                                By:  /s/ James R. Tolbert
                                     --------------------
                                     Director


                                BENEFICIARY



                                /s/ Andrew L. Turner
                                --------------------

                                    EXHIBIT A


                         CERTIFICATE OF INDEMNIFICATION
                                     [Date]

     This Certificate of Indemnification is being provided pursuant to the terms of that certain Expense Indemnification Agreement, dated as of July 13, 2000, by and between Sun Healthcare Group, Inc. and the undersigned (the "Agreement"). Unless otherwise indicated, capitalized terms used herein have the meanings specified in the Agreement. I, Andrew L. Turner, hereby certify that as of the date specified above:

     1. I have incurred Expenses in the aggregate amount of $____________. Copies of statements substantiating such Expenses are attached hereto.

     2. I hereby request that such Expenses be advanced to me in accordance with
Section 5 of the Agreement.

     3. I hereby agree to repay the Expenses advanced in accordance with paragraph 2 hereof if, as, and when it shall ultimately be determined pursuant to the Agreement that I am not entitled to be indemnified against such Expenses.




                                     _______________________________
                                     Andrew L. Turner

                                                                    EXHIBIT 10.3






                                  July 31, 2000

Mr. Warren Schelling
11117 Desert Classic Lane, NE
Albuquerque, NM 87111

        Re:  Incentive Bonus and Severance Agreement

Dear Warren:

     The following sets forth our agreement (the "Agreement") regarding your incentive bonus and the terms and conditions that will apply in the event of the termination of your services to (hereinafter referred to as "employment") Sun Healthcare (Europe) B.V. and Sun Healthcare Group UK Limited (collectively the "Company"). Capitalized terms not otherwise defined, shall have the meanings specified in Section 9.

     1. Effectiveness and Term. On execution by the Company and you, this Agreement shall be effective as of December 15, 1999, and shall continue so long as you are employed by the Company, provided, that if you make the election specified under Section 2 this Agreement shall immediately terminate and you shall not be entitled to receive any payments or benefits hereunder.

     2. Election to Terminate Agreement and Relationship With Prior Severance Agreement. You hereby agree that on the date you execute this agreement the Prior Severance Agreement shall automatically terminate and you shall no longer be entitled to any rights or to receive any benefits thereunder.

     3. Incentive Bonus and Retention Payments. The Company has assigned to you the principal responsibility for the sale of the International Assets. The Company will pay you an incentive bonus of $200,000 on the Sale Date and retention bonus payments of $75,000 on the earlier to occur of September 30, 2000, or the Sale Date and $75,000 on the earlier to occur of the January 1, 2001, or Sale Date, provided that (i) you have not voluntarily terminated your employment with the Company prior to such payment date or (ii) your Involuntary Termination shall have occurred less than three months prior to such payment date.

     4. Effect of Involuntary Termination. In the event of your Involuntary Termination, the Company shall make either the Mitigation Election or the Non-compete Election at the time of such Involuntary Termination.

          (a) Severance Payment Under Mitigation Option. In the event the Company makes the Mitigation Election and subject to your execution of a release in favor of the Company and Sun Healthcare, the Company shall (i) pay you an amount equal to your annual salary at the rate then in effect and (ii) deposit into the Escrow Account an amount equal to your annual salary at the rate then in effect. You agree to notify the Company and Sun Healthcare in writing within ten business days after obtaining any employment during the two years after your Involuntary Termination. On the first anniversary of your Involuntary Termination, the Company shall be entitled to withdraw from the Escrow Account an amount equal to the sum of any signing bonuses and all salary earned by you subsequent to your
     Involuntary Termination through the first anniversary of such date (regardless of whether such bonuses and/or salary is deferred at the election of either you or your new employer) and the interest allocable to such amounts. On the last day of each month commencing with the first month after the first anniversary of your Involuntary Termination and ending with the twelfth month after such anniversary, you may receive an amount equal to the Monthly Severance Payment following delivery to the Company and to Sun Healthcare of your sworn statement that you are entitled to receive such amount hereunder.

          (b) Severance Payment Under Non-compete Option. In the event the Company makes the Non-compete Election and subject to your execution of a release in favor of the Company and Sun Healthcare, the Company shall pay you an amount equal to two times your annual salary at the rate then in effect. You shall not be required to mitigate the amount of any payments provided in this subsection by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this subsection be reduced by any compensation earned by you as the result of employment by another employer or by pension benefits paid by the Company or another employer after the date of termination or otherwise.

          (c) Benefit Payment. In the event of your Involuntary Termination, you and your eligible dependents shall continue to be eligible to participate during the Benefit Continuation Period in the medical, dental, health, life, and other fringe benefit plans and arrangements applicable to you immediately prior to you Involuntary Termination on the same terms and conditions in effect for you and your dependents immediately prior to such Involuntary Termination.

     5. Effect of Other Terminations. In the event that your employment with the Company terminates for reasons other than your Involuntary Termination, the Company shall pay you the full amount of any earned but unpaid salary through the date of such termination, plus a cash payment (calculated on the basis of your salary at the rate then in effect) for all unused paid time off which you may have earned as of the date of such termination and a cash payment for any unreimbursed expenses. As of the date of such termination, you shall immediately relinquish the right to any additional payments or benefits from the Company under this Agreement.

     6. Return of Payments. Notwithstanding anything to the contrary herein, you agree to return all payments made by the Company to you hereunder, if you become employed by or affiliated in any manner without prior written approval from Sun Healthcare with the purchaser of any of the International Assets at any time before the second anniversary of the date of your Involuntary Termination.

     7. Protection of the Company's Interests.

          (a) No Competing Employment. You shall not, unless you receive the prior written consent of the Company and Sun Healthcare, directly or indirectly, own an interest in, manage, operate, join, control, lend money, or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant, or otherwise, any individual, partnership, firm, corporation, or other business organization or entity that competes with the Company or Sun Healthcare (other than an entity that began competing with the Company or Sun Healthcare after your termination of employment) (i) as long as you are employed by the Company, (ii) during the Restricted Period in the event of your Involuntary Termination and the Non-compete Election by the Company, and (iii) during the Restricted Period in the event of termination of your employment for any other reason; provided, however, that this Section shall not proscribe your ownership, either directly or indirectly, of less than five percent of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc.; provided, further, that this Section shall not proscribe your employment by an entity that competes with the Company or Sun Healthcare in a capacity which is not responsible for the generation of operating revenue.

          (b) No Interference. During the Restricted Period, you shall not, whether for your own account or for the account of any other individual, partnership, firm, corporation, or other business organization (other than the Company or Sun Healthcare), intentionally solicit, endeavor to entice away from the Company or Sun Healthcare, or otherwise interfere with the relationship of the Company or Sun Healthcare with, any person who is employed by or otherwise engaged to perform services for the Company or Sun Healthcare or any person or entity who is, or was within the then most recent twelve-month period, a customer, client, or supplier of the Company or Sun Healthcare.

          (c) Confidentiality. You hereby covenant and agree that you will not at any time, except in performance of your obligations to the Company hereunder or with the prior written consent of the Company and Sun Healthcare, directly or indirectly disclose to any person any secret or Confidential Information that you may learn or have learned by reason of your association with the Company or Sun Healthcare.

          (d) Exclusive Property. You hereby confirm that all Confidential Information is and shall remain the exclusive property of the Company or

     Sun Healthcare, as the case may be. All business records, papers, and documents kept or made by you in whatever form maintained, whether documentary, computerized, or otherwise, relating to the business of the Company or Sun Healthcare shall be and remain the property of the Company or Sun Healthcare, as the case may be. On termination of your employment with the Company or Sun Healthcare for any reason or upon the request of the Company or Sun Healthcare at any time, you shall promptly deliver to Sun Healthcare, and shall not without the consent of the Company and Sun Healthcare, retain copies of any Confidential Information, or records and documents made by you or coming into your possession concerning the business or affairs of the Company or Sun Healthcare.

          (e) Relief. Without intending to limit the remedies available to the Company, you acknowledge that a breach of any of the covenants contained in this Section may result in material irreparable injury to the Company or Sun Healthcare for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company or Sun Healthcare shall be entitled to obtain a temporary restraining order and/or a preliminary injunction restraining you from engaging in activities prohibited by this Section or such other relief as may be required to specifically enforce any of the covenants of this Section.

     8. Legal Fees and Expenses. The Company shall pay or reimburse you on an after-tax basis for all costs and expenses (including, without limitation, court costs and reasonable legal fees and expenses which reflect common practice with respect to the matters involved) incurred by you as a result of any claim, action or proceeding (i) arising out of your termination of employment during the Term, (ii) contesting, disputing or enforcing any right, benefits or obligations under this Agreement or (iii) arising out of or challenging the validity, advisability or enforceability of this Agreement or any provision thereof; provided, however, that this provision shall not apply if the relevant trier-of-fact determines that your claim or position was frivolous and without reasonable foundation.

     9. Successors; Binding Agreement. This Agreement shall be binding upon and inure to the benefit of you (and your personal representatives and heirs), the Company, Sun Healthcare, and any organization which succeeds to substantially all of the business or assets of the Company or Sun Healthcare, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or Sun Healthcare or otherwise. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there is no such designee, to your estate.

     10. Definitions. The following capitalized terms shall have the meanings specified below:

          (a) "Benefit Continuation Period" means the period commencing on the date of your Involuntary Termination and ending on the earlier to occur of
     (i) the second  anniversary of the date of your Involuntary  Termination or
     (ii) the date that you and your dependents are eligible and elect coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to you and your dependents than the medical, dental, health, life, and other fringe benefit plans and arrangements applicable to you immediately prior to your Involuntary Termination.

          (b) "Benefit Date" means the first date you receive any payment under this Agreement.

          (c) "Cause" means a termination of your employment during the Term which is a result of (i) your felony conviction, (ii) a determination by the board of directors of the Company or Sun Healthcare that you have violated any of the protective covenants set forth in Section 7 of this Agreement or (iii) your continued failure substantially to perform the duties reasonably requested by the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by you for Good Reason) after a written demand for substantial performance is delivered to you by the board of directors of the Company or Sun Healthcare, which demand specifically identifies the manner in which the board of directors of the Company or Sun Healthcare believes that you have not substantially performed your duties, and which performance is not substantially corrected by you within 10 days of receipt of such demand.

          (d) "Confidential Information" means any information not previously disclosed to the public or to the trade by the management of the Company or Sun Healthcare with respect to the Company's or Sun Healthcare's products, facilities, and methods, trade secrets, and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's or Sun Healthcare's products), business plans, prospects, or opportunities.

          (e) "Creditors Committee" means the statutory committee of creditors appointed in the jointly administered cases filed by Sun Healthcare on October 14, 1999, with the United States Bankruptcy Court for the District of Delaware pursuant to title 11 of the United States Code.

          (f) "Disability" means your inability to engage in substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last a continuous period of not less than 12 months.

          (g) "Escrow Account" means either an interest bearing escrow account or a comparable security device acceptable to you.

          (h) "Good Reason" means a resignation of your employment as a result of any of the following:

               (A) A meaningful and detrimental reduction in your position and your reporting responsibilities, as in effect immediately prior to your termination of employment;

               (B) a reduction by the Company in your annual base salary as in effect immediately prior to your termination of employment; a reduction in your target annual bonus (expressed as a percentage of base salary) as in effect immediately prior to your termination of employment; or a failure by the Company to provide you with any other form of compensation or benefit being provided to you immediately prior to your termination of employment;

               (C) any termination of your employment which is not effected pursuant to the terms of this Agreement; or

               (D) a material breach by the Company of the provisions of this Agreement; provided, however, that an event described above in clause (B) or (D) shall not constitute Good Reason unless it is communicated by you to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to you (including full retroactive correction with respect to any monetary matter) within 10 days of the Company's receipt of such written notice from you.

          (i)   "International   Assets"   means  any  of  the   assets  of  the
     International Division of Sun Healthcare.

          (j) "Involuntary Termination" means (i) your termination of employment by the Company or its affiliates other than for Cause or Disability or (ii) your resignation of employment with the Company and its subsidiaries during the Term for Good Reason; provided, that Involuntary Termination shall not include any termination of your employment if you, directly or indirectly, with or without the participation of any other person, purchase any of the International Assets.

          (k) "Mitigation Election" means the election of the Company, exercised by giving written notice to you, to apply the procedures governing payment of severance specified in subsection 4(a).

          (l) "Monthly Severance Payment" means one-twelfth of any amount in the Escrow Account remaining after the withdrawal by the Company referred to in
     Section 4(a), minus the amount of any salary earned by you during such month, plus interest applicable to the Monthly Severance Amount, net of all applicable withholding taxes.

          (m)  "Non-compete   Election"  means  the  election  of  the  Company,
     exercised by giving written notice to you, to apply the procedures governing payment of severance specified in subsection 4(b).

          (n)  "Prior  Severance   Agreement"   means  that  certain   severance
     agreement, dated January 2, 1997, between Sun Healthcare and you.

          (o) "Restricted Period" means two years after termination of your employment for any reason.

          (p) "Sale Date" means the date the last of the International Assets have been sold.

          (q) "Sun Healthcare" means Sun Healthcare Group, Inc. and its domestic subsidiaries and affiliates.

     11. Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

Sun Healthcare Group International, Inc.
101 Sun Avenue, NE
Albuquerque, NM 87109

If to Sun Healthcare:

Sun Healthcare Group, Inc.
101 Sun Avenue, NE
Albuquerque, NM 87109
         Attention:  General Counsel

If to the Creditors Committee:

Official Creditors' Committee of Sun Healthcare Group, Inc. et al. c/o Scott Hazan, Esq.
230 Park Avenue, 29th Floor
New York, NY 10169

or to such other address as such person may have furnished to the others in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     12. Miscellaneous.

          (a) Amendments, Waivers, Etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and, except as provided herein, this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the subject matter hereof.

          (b) Survival. This Agreement shall survive the entry of an order confirming a chapter 11 plan of reorganization for the Company.

          (c) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          (d)   Counterparts.   This   Agreement  may  be  executed  in  several
     counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          (e) Withholding. Amounts paid to you hereunder shall be subject to all applicable federal, state and local withholding taxes.

          (f) Source of Payments. All payments provided under this Agreement shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. You will have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

          (g) Headings. The headings contained in this Agreement are intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

          (h) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof.

          (i) Governing Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of New Mexico applicable to contracts entered into and performed in such State.

                                      * * *

     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

SUN HEALTHCARE                             SUN HEALTHCARE

GROUP UK LIMITED                           (Europe) B. V.

/s/ Warren McInteer       7/31/00          /s/ Warren McInteer        7/31/00
__________________________________         __________________________________
Signature                   Date           Signature                   Date

Director                                   Director
__________________________________         __________________________________
Title                                      Title

Agreed to as of this 3rd day of August, 2000.


/s/ Warren Schelling
___________________________________
Warren Schelling